As filed with the Securities and Exchange Commission on March 17, 2023

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EIGER BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	33-0971591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2155 Park Blvd., Palo Alto, California 94306

(Address, including zip code, of principal executive offices)

Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Equity Incentive Plan

Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Employee Stock Purchase Plan

Eiger BioPharmaceuticals, Inc. 2021 Inducement Plan

(Full title of the plans)

David Apelian

Interim President and Chief Executive Officer

Eiger BioPharmaceuticals, Inc.

2155 Park Blvd.

Palo Alto, California 94306

(650) 272-6138

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Carlton Fleming

Sidley Austin LLP

555 California Street, Suite 2000

San Francisco, California 94104

(415) 772-1207

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Eiger BioPharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) 2,203,714 shares of the Registrant’s common stock (the “Common Stock”) issuable to eligible persons under the Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on January 30, 2014 (File No. 333-193662), March 31, 2015 (File No. 333-203154), April  29, 2016 (File No. 333-211009), August  11, 2017 (File No. 333-219936), May  11, 2018 (File No. 333-224872), March  14, 2019 (File No. 333-230287), March  13, 2020 (File No. 333-237156), March  9, 2021 (File No. 333-254039), and March  10, 2022 (File No. 333-263460), (b) 165,000 shares of Common Stock issuable to eligible persons under the Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (the “2013 ESPP”), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on January 30, 2014 (File No. 333-193662), March 31, 2015 (File No. 333-203154), April  29, 2016 (File No. 333-211009), August  11, 2017 (File No. 333-219936), May  11, 2018 (File No. 333-224872), March  14, 2019 (File No. 333-230287), March  13, 2020 (File No. 333-237156), March  9, 2021 (File No. 333-254039), and March  10, 2022 (File No. 333-263460) and (c) 1,000,000 shares of Common Stock issuable to eligible persons under the Eiger BioPharmaceuticals, Inc. 2021 Inducement Plan (the “Inducement Plan”), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on August 5, 2021 (File No. 333-258509) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2013 Plan, the 2013 ESPP and the Inducement Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 17, 2023;

•	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 9, 2023, January 10, 2023, and February 10, 2023; and

•

The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on November 7, 2013, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Celladon Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36183), filed with the Commission on February 10, 2014).

4.2	Amended and Restated Bylaws of Celladon Corporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-36183), filed with the Commission on February 10, 2014).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Celladon Corporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (File No. 001-36183), filed with the Commission on March 23, 2016).

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Celladon Corporation (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K (File No. 001-36183), filed with the Commission on March 23, 2016).

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1, as amended (File No. 333-191688), originally filed with the Commission on October 29, 2013).

5.1*	Opinion of Sidley Austin LLP.

23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form 10-Q (File No. 001-36183), filed with the Commission on November 8, 2016).

99.2	Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form 10-Q (File No. 001-36183), filed with the Commission on November 8, 2016).

99.3*	Eiger BioPharmaceuticals, Inc. Amended and Restated 2021 Inducement Plan.

107*	Calculation of Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the day of March 17, 2023.

EIGER BIOPHARMACEUTICALS, INC.

By:	/s/ David Apelian
David Apelian
Interim President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Apelian as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David Apelian	Interim President, Chief Executive Officer and Director
David Apelian	(Principal Executive Officer)	March 17, 2023

/s/ Michelle Maynard	Senior Vice President, Finance
Michelle Maynard	(Acting Principal Financial and Accounting Officer)	March 17, 2023

/s/ Thomas J. Dietz	Chairman of the Board of Directors
Thomas J. Dietz		March 17, 2023

/s/ Evan Loh	Member of the Board of Directors
Evan Loh		March 17, 2023

/s/ Jeffrey S. Glenn	Member of the Board of Directors
Jeffrey S. Glenn		March 17, 2023

/s/ Lisa Kelly-Croswell	Member of the Board of Directors
Lisa Kelly-Croswell		March 17, 2023

/s/ Christine Murray	Member of the Board of Directors
Christine Murray		March 17, 2023

/s/ Amit Sachdev	Member of the Board of Directors
Amit Sachdev		March 17, 2023

/s/ Kim Sablich	Member of the Board of Directors
Kim Sablich		March 17, 2023